EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS’

     We consent to the incorporation by reference in Registration Statement No. 333-41035, No. 333-101084 and No. 333-101085 on Form S-8, of Prima Energy Corporation of our report dated March 14, 2003 appearing in this Annual Report on Form 10-K of Prima Energy Corporation for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Denver, Colorado
March 27, 2003

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